Exhibit 33.3

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

One Belvedere Place, Suite 300

Mill Valley, CA 94941

ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Redwood Residential Acquisition Corporation (the “Asserting Party”) provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as defined below, in regards to the loans selected in the Platform for the following Period from January 1, 2016 through December 31, 2016.

Platform: all residential mortgage loans being serviced by Cenlar FSB pursuant to the Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between the Asserting Party and Cenlar FSB, as amended by Amendment No. 1 thereto, dated November 3, 2011 and by Amendment No. 2 thereto, dated August 13, 2014, and as modified by the related Assignment, Assumption and Recognition Agreements identified in Schedule 1 hereto (the “Cenlar FSB Flow Servicing Agreement”).

Period: as of December 31, 2016 and for the period from January 1, 2016 through December 31, 2016.

Applicable Servicing Criteria: the servicing criteria which apply to the functions performed by the Asserting Party is set forth in Section 229.1122 (d)(2)(iii) of Regulation AB promulgated by the Securities and Exchange Commission (“Applicable Servicing Criteria”). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited function:

1.	for purposes of 1122(d)(2)(iii), to fund by deposit or wire transfer amounts specified by Cenlar FSB in electronic or facsimile transmissions to the Asserting Party as necessary to make required advances of delinquent principal and interest payments under the Cenlar FSB Flow Servicing Agreement.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1.	Management of the Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2.	Management of the Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3.	Based on such assessment, management of the Asserting Party concludes that, for the Period, the Asserting Party has complied in all material respects with the Applicable Servicing Criteria related to the servicing of the Platform taken as a whole.

4.	There are no instances of material non-compliance during the Period.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party’s foregoing assessment of compliance as of December 31, 2016 and for the period from January 1, 2016 through December 31, 2016.

Dated: March 20, 2017

Very truly yours,

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

/s/ Todd Whittemore
Name: Todd Whittemore
Title: Executive Vice President

Schedule 1

1.	Assignment, Assumption and Recognition Agreement (“AAR”) with respect to the Cenlar FSB Flow Servicing Agreement dated as of January 27, 2012, as attached to the Pooling and Servicing Agreement, dated as of January 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, U.S. Bank National Association, as trustee, Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-1.

2.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of March 29, 2012, as attached to the Pooling and Servicing Agreement, dated as of March 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, U.S. Bank National Association, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-2.

3.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of June 27, 2012, as attached to the Pooling and Servicing Agreement, dated as of June 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-3.

4.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of September 21, 2012, as attached to the Pooling and Servicing Agreement, dated as of September 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-4.

5.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of October 30, 2012, as attached to the Pooling and Servicing Agreement, dated as of October 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-5.

6.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of November 30, 2012, as attached to the Pooling and Servicing Agreement, dated as of November 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2012-6.

7.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of January 15, 2013, as attached to the Pooling and Servicing Agreement, dated as of January 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-1.

8.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of January 30, 2013, as attached to the Pooling and Servicing Agreement, dated as of January 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-2.

9.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of March 1, 2013, as attached to the Pooling and Servicing Agreement, dated as of February 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-3.

10.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of March 21, 2013, as attached to the Pooling and Servicing Agreement, dated as of March 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-4.

11.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of April 30, 2013, as attached to the Pooling and Servicing Agreement, dated as of April 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-6.

12.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of May 23, 2013, as attached to the Pooling and Servicing Agreement, dated as of May 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as securities administrator (as successor to Wells Fargo Bank, N.A. as of January 1, 2014). Related asset-backed securities and transaction: SEMT 2013-7.

13.	AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of June 13, 2013, as attached to the Pooling and Servicing Agreement, dated as of June 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Wilmington Trust, National Association, as trustee, CitiMortgage, Inc., as master servicer and Citbank, N.A., as securities administrator. Related asset-backed securities and transaction: SEMT 2013-8.